UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2014

E2open, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35598	94-3366487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Suite 400

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 645-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 2, 2014, fiscal year 2014 cash bonuses for the named executive officers of E2open, Inc. (the “Company”) under the fiscal 2014 Executive Incentive Plan (the “Plan”) were approved by the Company’s Board of Directors (the “Board”). The Board evaluated the named executive officers against a revised set of performance targets consistent with the Company’s strategy to focus on growth in annual recurring subscription revenue during fiscal year 2014. As a result, each of the named executive officers were paid at 100% of the target amounts under the Plan. The following table sets forth the cash bonus amounts paid to the Company’s named executive officers:

Name and Position	Bonus Amount ($)
Mark E. Woodward—President and Chief Executive Officer	387,500
Peter J. Maloney—Chief Financial Officer	200,000
David W. Packer—Senior Vice President, Worldwide Field Operations	150,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2014

E2OPEN, INC.

By:	/s/ Peter J. Maloney
Name:	Peter J. Maloney
Title:	Chief Financial Officer